			Exhibit 99.2
Metris Receivables, Inc. Securityholders' Statement	Metris Master Trust Series 2004-1		Monthly Report Nov-2006

Section 5.2	Class A	Class B	Total
(i) Security Amount	200,000,000.00	27,272,728.00	227,272,728.00
(ii) Security Principal Distributed	0.00	0.00	0.00
(iii) Security Interest Distributed	933,333.33	0.00	933,333.33
Security Interest Distributed based on $1,000 per Security	4.6666667	0.0000000	4.6666667
(iv) Principal Collections	13,635,539.12	1,859,391.75	15,494,930.86
(v) Finance Charge Collections	2,678,158.27	624,421.70	3,302,579.97
Recoveries	81,460.78	23,397.86	104,858.64
Principal Funding Account Investment Earnings	--	--	367,266.53
Accumulation Period Reserve Account Investment Earnings	--	--	6,391.62
Total Finance Charge Collections	2,759,619.05	647,819.56	3,781,096.76
Total Collections	16,395,158.17	2,507,211.31	19,276,027.62
(vi) Aggregate Amount of Principal Receivables (End of Month)	--	--	5,318,192,039.86
Invested Amount (End of Month)	200,000,000.00	27,272,728.00	227,272,728.00
Floating Allocation Percentage (End of Month)	1.7854064%	0.5128195%	2.2982259%
Fixed/Floating Allocation Percentage	3.7606765%	0.5128195%	4.2734961%
Invested Amount (Beginning of Month)	200,000,000.00	27,272,728.00	227,272,728.00
Average Daily Invested Amount	--	--	227,272,728.00
(vii) Receivable Delinquencies (As a % of Total Receivables)	--	--	--
Current	--	86.59%	4,795,543,900.39
30 Days to 59 Days (1 to 29 Days Contractually Delinquent)	--	4.68%	259,123,356.39
60 Days to 89 Days (30 to 59 Days Contractually Delinquent)	--	2.34%	129,491,228.40
90 Days and Over (60+ Days Contractually Delinquent)	--	6.39%	353,976,758.23
Total Receivables	--	100.00%	5,538,135,243.41
(viii) Aggregate Investor Default Amount	--	--	1,506,864.37
As a % of Average Daily Invested Amount	--	--	--
(Annualized based on 365 days/year)	--	--	8.07%
(ix) Charge-Offs	0.00	0.00	0.00
(x) Servicing Fee	--	--	258,802.33
(xi) Unreimbursed Redirected Principal Collections	--	--	0.00
(xii) Excess Funding Account Balance	--	--	0.00
(xiii) New Accounts Added	--	--	0
(xiv) Average Gross Portfolio Yield	--	--	20.87%
Average Net Portfolio Yield	--	--	12.80%
(xv) Minimum Base Rate	--	--	6.68%
Excess Spread	--	--	6.12%
(xvi) Principal Funding Account Balance	--	--	140,262,680.57
(xvii) Accumulation Shortfall	--	--	0.00

(xviii) Scheduled date for the commencement of the Accumulation Period	--	--	August-06
Accumulation Period Length	--	--	8 Months
(xix) Principal Funding Account Investment Proceeds Deposit	--	--	0.00
Required Reserve Account Amount	--	--	1,500,000.00
Available Reserve Account Amount	--	--	1,500,000.00
Covered Amount	--	--	490,227.09
(xx) Aggregate Interest Rate Caps Notional Amount	--	--	200,000,000.00
Deposit to the Caps Proceeds Account	--	--	0.00
(xxi) Policy Claim Amount	--	--	0.00
(xxii) Net Excess Spread Trigger Event Occurrence	--	--	No
Invested Amount	--	--	227,272,728.00
Current One Month Excess Spread (%)	--	--	6.12%
Current Three Month Average Excess Spread (%)	--	--	8.18%
Required Spread Account Deposit (%)	--	--	4.00%
Spread Account Maximum ($)	--	--	9,090,909.12
Spread Account Balance ($)	--	--	9,090,909.12

HSBC FINANCE CORPORATION ("HSBC FINANCE") METRIS RECEIVABLES, INC.

METRIS MASTER TRUST Class A Securities, Series 2004-1

The undersigned, a duly authorized representative of HSBC Finance Corporation, as Servicer (the "Servicer"), pursuant to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among Metris Receivable Inc., as Transferor, the Servicer, and U.S. Bank National Association, as Trustee, does hereby certify with respect to the information set forth below as follows:

Capitalized terms used in this Certificate shall have the respective meanings set forth in the Pooling and Servicing Agreement.
HSBC FINANCE is, as of the date hereof, the Servicer under the Pooling and Servicing Agreement.
The undersigned is a Servicing Officer.
This Certificate relates to the Distribution Date occurring on December 20, 2006
As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Pooling and Servicing Agreement through the Monthly Period preceding such Distribution Date or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Transferor and Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None".

As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Pooling and Servicing Agreement (or, if there is a Lien, such Lien consists of:_______________).

The amounts specified to be deposited into and withdrawn from the Collection Account, as well as the amounts specified to be paid to the Transferor, the Servicer and the Certificateholders are all in accordance with the requirements of the Pooling and Servicing Agreement and Series Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificates this December 14, 2006

HSBC FINANCE CORPORATION as Servicer,

/s/ J. A. Bevacqua Servicing Officer